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                                                                    Exhibit 23.5

           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

   As independent petroleum engineers, we hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Santa Fe Energy Resources, Inc. of our report in Santa Fe Energy Resources, Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 1998. We also consent to all references to our firm in such Joint Proxy Statement/Prospectus.

                                        /s/ Ryder Scott Company
                                        Petroleum Engineers
                                        RYDER SCOTT COMPANY
                                        PETROLEUM ENGINEERS

Houston, Texas

March 30, 1999